Exhibit 99.6

EXECUTION COPY

(Unilateral Form)(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

MASTER AGREEMENT

dated as of	February 21, 2007

between

CREDIT SUISSE INTERNATIONAL	and	WORLD OMNI AUTO RECEIVABLES TRUST 2007-A
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a)	Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)	Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a)	Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)	the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)	Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)	Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)	no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)	Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)	Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)	Substitutions.

(i)	Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent and the other party (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)	In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a)	Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)	Eligibility to Hold Posted Collateral; Custodians.

(i)	General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)	Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)	sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)	Distributions and Interest Amount.

(i)	Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)	that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a)	Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)	all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)	Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)	the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)	Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)	Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)	it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a)	General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)	Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)	Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a)

Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest

Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)	Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)	Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)	Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)	Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)	Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured

Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x)	the amount of that Cash on that day; multiplied by
(y)	the Interest Rate in effect for that day; divided by
(z)	360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)	Eligible Collateral or Posted Collateral that is:

(A) Cash, the amount thereof; and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)	Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b)	Credit Support Obligations.

(i)	“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date.” For the purposes only of calculating the Delivery Amount, the Credit Support Amount shall be equal to the greater of amounts determined pursuant to (1) clause (x) in the definition of the term Credit Support Amount and (2) clause (y) in the definition of the term Credit Support Amount; provided that if only one Rating Agency is rating the Notes at such time, then for the purposes only of calculating the Delivery Amount in such instance, the term Credit Support Amount shall not include any provisions that pertain to the Rating Agency not then rating the Notes.

(ii) “Return Amount” has the meaning specified in Paragraph 3(b). For the purposes only of calculating the Return Amount, the Credit Support Amount shall be equal to the lesser of amounts determined pursuant to (1) clause (x) in the definition of the term Credit Support Amount and (2) clause (y) in the definition of the term Credit Support Amount; provided that if only one Rating Agency is rating the Notes at such time, then for the purposes only of calculating the Return Amount in such instance, the term Credit Support Amount shall not include any provisions that pertain to the Rating Agency not then rating the Notes.

(iii) “Credit Support Amount” means, so long as each Rating Agency is rating the Notes, (x) the amount required under Paragraph 13(o) (in the case of a Ratings Event I or a Ratings Event II, as such terms are defined in Part 1(n)(iv) of the Schedule, relating to an action taken by S&P); or (y) has the meaning specified in Paragraph 13(p) pursuant to the relevant Moody’s Ratings Criteria, in each case as calculated on a daily basis by the Valuation Agent. In circumstances where more than one of the Moody’s Criteria apply, clause (y) above shall be calculated by reference to the Moody’s Criteria which would result in Party A transferring the greatest amount of Eligible Credit Support with respect thereto. The Credit Support Amount shall be calculated by reference to the provisions set forth in this Annex which would result in Party A transferring the greatest amount of Eligible Credit Support to Party B.

(iv) Eligible Collateral. The following items of collateral will qualify as “Eligible Collateral”:

[Moody’s Percentages are from Table 5C of Moody’s Hedge Framework]

	Moody’s First Ratings Trigger	Moody’s Second Ratings Trigger	S&P
(A) U.S. Dollar Cash.	100%	100%	100%
(B) EURO Cash.	98%	94%	89.8%
(C) Sterling Cash.	98%	95%	91.9%
(D) U.S. Treasury Securities: negotiable debt obligations issued by the U.S. Treasury Department (“Treasuries”) having a fixed rate and a remaining maturity of 1 year or less.	100%	100%	98%
(E) Treasuries having a fixed and a remaining maturity of greater than 1 year but not more than 10 years.	100%	99% (1-2 yr) 98% (2-3 yr) 97% (3-5 yr) 96% (5-7 yr) 94% (7-10 yr)	93.8%(1-5 yr)† 90.3%(5-10) ††
(F) Treasuries having a fixed rate and a remaining maturity of greater than 10 years.	100%	90% (10-20 yr) 88% (>20 yr)	84%
(G) Treasuries having a floating rate.	100%	99%	N/A
(H) Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Student Loan Marketing Association (SLMA), Tennessee Valley Authority (TVA) (collectively, “Agency Securities”) having a fixed rate and a remaining maturity of 1 year or less.	100%	99%	98%
(I) Agency Securities having a fixed rate and a remaining maturity of greater than 1 year but not more than 5 years.	100%	99% (1-2 yr) 98% (2-3 yr) 96% (3-5 yr)	92%
(J) Agency Securities having a fixed rate and a remaining maturity of greater than 5 years but not more than 10 years.	100%	93% (5-7 yr) 93% (7-10 yr)	86.9%
(K) Agency Securities having fixed rate and a remaining maturity of greater than 10 years but not more than 30 years.	100%	89% (10-20 yr) 87% (>20 yr)	77.9%
(L) Agency Securities having a floating rate.	100%	98%	N/A

(M) Euro-Zone Government Bonds (Rated Aa3 or Above by Moody’s) (“Euro-Zone Bonds”) having a fixed rate and a remaining maturity of 1 year or less.	98%	94%	98.8%
(N) Euro-Zone Bonds having a fixed rate and a remaining maturity of greater than 1 year but not more than 5 years.	98%	93% (1-2 yr) 92% (2-3 yr) 90% (3-5 yr)	93.3%
(O) Euro-Zone Bonds having a fixed rate and a remaining maturity of greater than 5 years but no more than 10 years.	98%	89% (5-7 yr) 88% (7-10 yr)	86.1%
(P) Euro-Zone Bonds having a fixed rate and a remaining maturity of greater than 10 years.	98%	84% (10-20 yr) 82% (>20 yr)	76.8%
(Q) Euro-Zone Bonds having a floating rate.	98%	93%	N/A
(r) FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, and having a remaining maturity of not more than 30 years.	0%	0%	81%
(s) FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, having a remaining maturity of not more than 30 years.	0%	0%	81%
(t) GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, and having a remaining maturity of not more than 30 years.	0%	0%	81%

(u) Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s, and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	0%	0%	99%
(v) Other. Other items of Credit Support approved by each applicable Rating Agency with such Valuation Percentages as determined by each applicable Rating Agency.	% to be determined	% to be determined	% to be determined

* The Valuation Percentage shall equal the percentage specified under such Rating Agency’s name above. If Party A is rated by more than one Rating Agency specified above, the Valuation Percentage shall equal the lowest of the applicable percentages specified above.

†The percentage indicated is only applicable with respect to Treasuries having the following characteristic: Coupon-bearing negotiable debt obligations issued after July 18, 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years.

††The percentage indicated is only applicable with respect to Treasuries having the following characteristic: Coupon-bearing negotiable debt obligations issued after July 18, 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years.

(v)	There shall be no “Other Eligible Support” for Party A for purposes of this Annex.

(vi) Thresholds.

(A) “Independent Amount” means with respect to Party A: Not Applicable.

“Independent Amount” means with respect to Party B: Not Applicable.

(B) “Threshold” means with respect to Party A: Infinity; provided that for so long as no Relevant Entity satisfies the Moody’s First Trigger Required Ratings and either (i) no Relevant Entity has satisfied the Moody’s First Trigger Required Ratings since this Annex was executed or (ii) at least 30 Local Business Days have elapsed since the last time a Relevant Entity satisfied the Moody’s First Trigger Required Ratings, the Threshold with respect to Party A shall be zero; further, provided, if (1) a Ratings Event I has occurred and is continuing pursuant to Part 1(n)(iv)(A)(1) of the Schedule, the Threshold shall be zero in the event Party A fails (x) to assign all of its rights and obligations under this Agreement on or before the 30th day after the date of a Ratings Event I (as described in Part 1(n)(iv)(A)(1) of the Schedule) continues to exist or (y) to furnish an Eligible Guarantee, or (2) a Ratings Event II has occurred and is continuing pursuant to Part 1(n)(iv)(A)(2) of the Schedule, the Threshold shall be zero.

“Threshold” means with respect to Party B: Infinity.

(C)	“Minimum Transfer Amount” means with respect to Party A: $100,000.

“Minimum Transfer Amount” means with respect to Party B: $100,000.

Provided however, that the Minimum Transfer Amount with respect to both Party A and Party B shall be reduced to $50,000, if the aggregate outstanding principal amount of the Notes is less than $50,000,000.

(D) Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A; provided, however, that at such time as the long-term senior debt rating of Party A’s Credit Support Provider is BBB or lower from S&P, Party A in its capacity as Valuation Agent shall get external verification of its calculation of Exposure on a monthly basis. This verification shall be at Party A’s expense and may not be verified by the same entity more than four (4) times in any twelve (12)-month period. The external mark should reflect the higher of two (2) bids from counterparties that would be willing and eligible to provide the swap in the absence of the current provider. Such bids and any external marks received by the Valuation Agent shall be provided to S&P. The calculation of Exposure should be based on the greater of the internal and external marks.

(ii)	“Valuation Date” means:

(A)	In the event posting of Eligible Collateral relating to the Moody’s First Trigger Required Ratings or the Moody’s Second Trigger Required Ratings, in the absence of a Ratings Event I or Ratings Event II, has occurred and is continuing (a “Moody’s First Trigger Event” or “Moody’s Second Trigger Event,” as applicable), each Local Business Day; and

(B)	in the event that only a Ratings Event I or Ratings Event II has occurred and is continuing, the last Local Business Day of each calendar week.

(iii) “Valuation Time” means:

[            ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

[ X ] the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 12:00 p.m. (noon), New York time, on a Local Business Day.

(d)	Conditions Precedent. No event shall constitute a “Specified Condition”.

(e)	Substitution.

(i)	“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

(ii) Consent. The Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 12:00 p.m. (noon), New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the sum of (a) (i) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party, multiplied by the applicable Valuation Percentage, or (ii) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by the Secured Party, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such Eligible Collateral (except to the extent paid to Party A pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in clause (a) above) as of such date.

(iii) Alternative. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B and its Custodian will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:

(A) Party B, as the Secured Party, is not a Defaulting Party.

(B) Party B hereby covenants and agrees that it will, subject to Paragraph 13(n)(xi), cause all Posted Collateral received from the other party to be entered in an Eligible Deposit Account with an Eligible Institution (as such terms are defined in Part I of Appendix A to the Sale and Servicing Agreement) having assets of at least $10 billion, which account shall bear a title indicating the Secured Party’s interest in said account and the Posted Collateral in such account. If otherwise qualified, the Secured Party or its Custodian may act as an Eligible Institution and may move such Eligible Deposit Account from one Eligible Institution to another upon reasonable notice to the Pledgor. The Secured Party or its Custodian shall cause notices or statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

Initially, the Custodian for Party B is: The Bank of New York, as Indenture Trustee.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B.

(h)	Distributions and Interest Amount.

(i)	The “Interest Rate”, with respect to Posted Collateral in the form of Cash, for any day, will be the rate opposite the caption “Federal funds (effective)” for such day as published by the

Federal Reserve Publication H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System.

(ii) The “Transfer of Interest Amount” will be made on each Distribution Date (as defined in the Sale and Servicing Agreement); provided that Party B shall not be obligated to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii) Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representations. None.

(j)	Other Eligible Support and Other Posted Support. Not Applicable.

(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

If to Party A:

Address: One Cabot Square

London E14 4QJ

England

Telephone: 44 20 7888 3083

Facsimile: 44 20 7883 7987

Attention: Collateral Management Unit

If to Party B:	As set forth in the Schedule.

(l)	Addresses for Transfers.

Party A:	To be provided by Party B in writing in the notice to transfer.
Party B:	To be provided by Party B in writing in the notice to transfer.
(m)	Return of Fungible Securities.

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral. “Equivalent Collateral” means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities.

(n)	Other Provisions.

(i)	This Credit Support Annex is a Security Agreement under the New York UCC.

(ii) Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:

“(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” mean Party B, and all references in this Annex to the “Pledgor” mean Party A; provided, however,

that if Other Posted Support is held by Party B, all references herein to the Secured Party with respect to that Other Posted Support will be to Party B as the beneficiary thereof and will not subject that support or Party B as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.”

(iii) Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

“Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor’s Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.”

(iv) Events of Default.

Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

“For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party, except that (A) if such failure would constitute an Additional Termination Event under another provision of this Agreement and (B) no more than 30 Local Business Days have elapsed since the last time that neither a Moody’s First Trigger Event nor a Moody’s Second Trigger Event has occurred and was continuing, then such failure shall be an Additional Termination Event and not an Event of Default”.

(v)	Only Party A makes the representations contained in Paragraph 9 of this Annex.

(vi) Costs of Transfer. Notwithstanding Paragraph 10, Party A will be responsible for, and will reimburse Party B for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from Party A to Party B or from Party B to Party A pursuant to Paragraph 3(b).

(vii) Paragraph 12 of this Annex is amended by deleting the definitions of “Pledgor” and “Secured Party” and replacing them with the following:”

“ ‘Secured Party’ means Party B.

‘Pledgor’ means Party A.”

(viii) Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating business of such entity.”

“Moody’s First Trigger Event” as defined in Paragraph 13(C)(ii)(A).

“Moody’s Second Trigger Event” as defined in Paragraph 13(C)(ii)(A).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity.”

(ix) The obligations of Party A, as Pledgor hereunder, to post Eligible Collateral for the benefit of Party B will only become effective if a Ratings Event I or a Ratings Event II has occurred and is continuing with respect to Party A and Party A has not satisfied either the requirements of Part 1(n)(iv)(A)(1)(ii) or Part 1(n)(iv)(A)(1)(iii) of the Agreement within 30 days of the occurrence of such Ratings Event I, or the requirements of Part 1(n)(iv)(A)(2) within 10 Local Business Days of the occurrence of a Ratings Event II, as applicable, or 30 Local Business Days from the occurrence of Eligible Collateral being posted with respect to a Moody’s First Trigger Event or Moody’s Second Trigger Event.

(x)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(xi) Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(o) S&P Credit Support Amount. With respect to a Ratings Event I or a Ratings Event II, as applicable, relating to an action taken by S&P, the “Credit Support Amount” shall mean with respect to a Pledgor on a Valuation Date the greater of (1) the sum of (i) the Secured Party’s Exposure and (ii)VB and (2) $0.

“MTM” means Secured Party’s Exposure;

“VB” means the Notional Amount (as defined in the Confirmation for each outstanding Transaction under this Agreement) times the relevant percentage set out in Table A below:

TABLE A

Volatility Buffer

Party A S&P Rating on such date	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
S&P S-T Rating of “A-1” or above	0.00%	0.00%	0.00%	0.00%

S&P S-T Rating of “A-2”	2.75%	3.25%	4.0%	4.75%

S&P S-T Rating of “A-3”	3.25%	4.00%	5.0%	6.25%

S&P L-T Rating of “BB+” or lower	3.50%	4.50%	6.75%	7.50%

“L-T Rating” means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

“S-T Rating” means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

(p)	Moody’s Ratings Criteria.

“Moody’s Ratings Criteria” means the criteria used by Moody’s for the purposes of determining the amount of Eligible Credit Support Party A is required to Transfer at any time when the Threshold with respect to Party A is zero.

Moody’s Credit Support Amount. The “Credit Support Amount” shall mean with respect to Party A, so long as Moody’s rates the Notes, on a Valuation Date, the greater of the Moody’s First Trigger Credit Support Amount and the Moody’s Second Trigger Credit Support Amount.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)(A) for any Valuation Date on which (I) the Second Rating Trigger Requirements do not apply or (II) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply, an amount equal to the greater of (a) zero and (b) the sum of Party B’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean the product of the applicable Moody’s First Trigger Factor set forth in Table A and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B) for any other Valuation Date, zero, over

(II) the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(III)(A) for any Valuation Date on which the Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of Party B’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table B and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

if such Transaction is a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table C and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(B) for any other Valuation Date, zero, over

(IV) the Threshold for Party A for such Valuation Date.

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Transaction-Specific Hedge” means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount of the swap is balance guaranteed or (y) the notional amount of the Transaction for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

TABLE A [Source: Table 4A-2 of Moody’s Hedge Framework]

Weighted Average Life of Hedge in Years	Moody’s First Trigger Factors for single currency hedges	Moody’s First Trigger Factors for currency hedges
1 year or less	0.15%	1.10%

Greater than 1 year but not more than 2 years	0.30%	1.20%

Greater than 2 years but not more than 3 years	0.40%	1.30%

Greater than 3 years but not more than 4 years	0.60%	1.40%

Greater than 4 years but not more than 5 years	0.70%	1.50%

Greater than 5 years but not more than 6 years	0.80%	1.60%

Greater than 6 years but not more than 7 years	1.00%	1.60%

Greater than 7 years but not more than 8 years	1.10%	1.70%

Greater than 8 years but not more than 9 years	1.20%	1.80%

Greater than 9 years but not more than 10 years	1.30%	1.90%

Greater than 10 years but not more than 11 years	1.40%	1.90%

Greater than 11 years but not more than 12 years	1.50%	2.00%

Greater than 12 years but not more than 13 years	1.60%	2.10%

Greater than 13 years but not more than 14 years	1.70%	2.10%

Greater than 14 years but not more than 15 years	1.80%	2.20%

Greater than 15 years but not more than 16 years	1.90%	2.30%

Greater than 16 years but not more than 17 years	2.00%	2.30%

Greater than 17 years but not more than 18 years	2.00%	2.40%

Greater than 18 years but not more than 19 years	2.00%	2.40%

Greater than 19 years but not more than 20 years	2.00%	2.50%

Greater than 20 years but not more than 21 years	2.00%	2.50%

Greater than 21 years but not more than 22 years	2.00%	2.50%

Greater than 22 years but not more than 23 years	2.00%	2.50%

Greater than 23 years but not more than 24 years	2.00%	2.50%

Greater than 24 years but not more than 25 years	2.00%	2.50%

Greater than 25 years but not more than 26 years	2.00%	2.50%

Greater than 26 years but not more than 27 years	2.00%	2.50%
Greater than 27 years but not more than 28 years	2.00%	2.50%

Greater than 28 years but not more than 29 years	2.00%	2.50%

30 years or more	2.00%	2.50%

TABLE B [Source: Table 4B-2 of Moody’s Hedge Framework]

Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factors for single currency hedges that are not Transaction- Specific Hedges	Moody’s Second Trigger Factors for currency hedges that are not Transaction- Specific Hedges
1 year or less	0.50%	6.10%

Greater than 1 year but not more than 2 years	1.00%	6.30%

Greater than 2 years but not more than 3 years	1.50%	6.40%

Greater than 3 years but not more than 4 years	1.90%	6.60%

Greater than 4 years but not more than 5 years	2.40%	6.70%

Greater than 5 years but not more than 6 years	2.80%	6.80%

Greater than 6 years but not more than 7 years	3.20%	7.00%

Greater than 7 years but not more than 8 years	3.60%	7.10%

Greater than 8 years but not more than 9 years	4.00%	7.20%

Greater than 9 years but not more than 10 years	4.40%	7.30%

Greater than 10 years but not more than 11 years	4.70%	7.40%

Greater than 11 years but not more than 12 years	5.00%	7.50%

Greater than 12 years but not more than 13 years	5.40%	7.60%

Greater than 13 years but not more than 14 years	5.70%	7.70%

Greater than 14 years but not more than 15 years	6.00%	7.80%

Greater than 15 years but not more than 16 years	6.30%	7.90%

Greater than 16 years but not more than 17 years	6.60%	8.00%

Greater than 17 years but not more than 18 years	6.90%	8.10%

Greater than 18 years but not more than 19 years	7.20%	8.20%

Greater than 19 years but not more than 20 years	7.50%	8.20%
Greater than 20 years but not more than 21 years	7.80%	8.30%

Greater than 21 years but not more than 22 years	8.00%	8.40%

Greater than 22 years but not more than 23 years	8.00%	8.50%

Greater than 23 years but not more than 24 years	8.00%	8.60%

Greater than 24 years but not more than 25 years	8.00%	8.60%

Greater than 25 years but not more than 26 years	8.00%	8.70%

Greater than 26 years but not more than 27 years	8.00%	8.80%

Greater than 27 years but not more than 28 years	8.00%	8.80%

Greater than 28 years but not more than 29 years	8.00%	8.90%

30 years or more	8.00%	9.00%

TABLE C [Source: Table 4B-3 of Moody’s Hedge Framework]

Weighted Average Life of Hedge in Years	Moody’s Second Trigger Factors for single currency hedges that are Transaction- Specific Hedges	Moody’s Second Trigger Factors for currency hedges that are Transaction- Specific Hedges
1 year or less	0.65%	6.30%

Greater than 1 year but not more than 2 years	1.30%	6.60%

Greater than 2 years but not more than 3 years	1.90%	6.90%

Greater than 3 years but not more than 4 years	2.50%	7.10%

Greater than 4 years but not more than 5 years	3.10%	7.40%

Greater than 5 years but not more than 6 years	3.60%	7.70%

Greater than 6 years but not more than 7 years	4.20%	7.90%

Greater than 7 years but not more than 8 years	4.70%	8.20%

Greater than 8 years but not more than 9 years	5.20%	8.40%

Greater than 9 years but not more than 10 years	5.70%	8.60%

Greater than 10 years but not more than 11 years	6.10%	8.80%
Greater than 11 years but not more than 12 years	6.50%	9.00%

Greater than 12 years but not more than 13 years	7.00%	9.20%

Greater than 13 years but not more than 14 years	7.40%	9.40%

Greater than 14 years but not more than 15 years	7.80%	9.60%

Greater than 15 years but not more than 16 years	8.20%	9.80%

Greater than 16 years but not more than 17 years	8.60%	10.00%

Greater than 17 years but not more than 18 years	9.00%	10.10%

Greater than 18 years but not more than 19 years	9.40%	10.30%

Greater than 19 years but not more than 20 years	9.70%	10.50%

Greater than 20 years but not more than 21 years	10.00%	10.70%

Greater than 21 years but not more than 22 years	10.00%	10.80%

Greater than 22 years but not more than 23 years	10.00%	11.00%

Greater than 23 years but not more than 24 years	10.00%	11.00%

Greater than 24 years but not more than 25 years	10.00%	11.00%

Greater than 25 years but not more than 26 years	10.00%	11.00%

Greater than 26 years but not more than 27 years	10.00%	11.00%

Greater than 27 years but not more than 28 years	10.00%	11.00%

Greater than 28 years but not more than 29 years	10.00%	11.00%

30 years or more	10.00%	11.00%

Accepted and agreed:

CREDIT SUISSE INTERNATIONAL	WORLD OMNI AUTO RECEIVABLES TRUST 2007-A

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By: /s/ Bik Kwan Chung _____________	By: /s/ J. Bruce Herd___________

Name: Bik Kwan Chung	Name: J. Bruce Herd

Title: Authorized Signatory	Title: Vice President

Date: 2/21/07	Date: 2/21/07

By: /s/ Louis J. Impellizeri_____________	By: /s/ David Dwyer____________

Name: Louis J. Impellizeri	Name: David Dwyer

Title: Authorized Signatory	Title: Vice President

Date: 2/21/07	Date: 2/21/07